Exhibit 99.1

On June 8, 2005, CHEC Funding, LLC, a Delaware limited liability company (“CHEC Funding”) and an indirect, wholly-owned subsidiary of Centex Corporation (“Centex”), executed an underwriting agreement under which it became obligated to sell Centex Home Equity Loan Asset-Backed Certificates, Series 2005-C, to be issued by the Centex Home Equity Loan Trust 2005-C (the “Trust”), of which CHEC Funding will be the depositor, in the aggregate principal amount of $998,956,000, which consist of the following classes of securities:

•     Nine classes of Class A Certificates denominated as Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2 and Class AV-3;

•     Seven classes of Mezzanine Certificates denominated as Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7; and

•     Two classes of Class B Certificates denominated as Class B-1 and Class B-2.

The foregoing Centex Home Equity Loan Asset-Backed Certificates (the “Offered Certificates”) relate to securitized residential mortgage loans originated or acquired by Centex Home Equity Company, LLC, an indirect, wholly owned subsidiary of Centex. The Offered Certificates will represent interests in the Trust only and will not be guaranteed by or represent interests in or obligations of Centex or any of its subsidiaries. The sole source of payments on the Offered Certificates will be the property of the Trust, which will include closed-end fixed rate and adjustable rate home equity loans (the “Home Equity Loans”). Accordingly, the timing of the principal and interest payments on the Offered Certificates will be dependent upon the payments received on the underlying Home Equity Loans. The holders of the Offered Certificates will have no recourse for non-payment to Centex or any of its subsidiaries. However, a subsidiary of Centex will be liable to the Trust for customary loan representations. In addition, for financial accounting purposes, the obligations evidenced by the Offered Certificates will be reflected as long-term indebtedness of Centex on a consolidated basis.

Interest and principal payments on the Offered Certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, then the next succeeding business day. The first scheduled distribution date for the Offered Certificates is July 25, 2005, and the final scheduled distribution dates for the Offered Certificates occur between June 2014 and June 2035, although it is expected that the actual last distribution date for each class of Offered Certificates will occur significantly earlier than the final scheduled distribution date due primarily to the rate of expected principal payments.  Credit enhancement for the structure will be provided by excess interest, overcollateralization, subordination of certificates having a lower payment priority and limited cross-collateralization. An affiliate of Centex Home Equity Company, LLC may, at its option, terminate the Trust by purchasing, at a specified termination price, all of the Home Equity Loans and other Trust property on any distribution date on or after the date on which the aggregate outstanding loan balance of the Home Equity Loans is 10% or less of the aggregate outstanding loan balance of the Home Equity Loans on June 1, 2005 (the “Clean-Up Call Option”). If the Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then the interest rates on the Offered Certificates will be increased.

The issuance and sale of the Offered Certificates is expected to occur on or about June 16, 2005.

CHEC Funding has registered the issuance of asset-backed certificates and asset-backed notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (Registration File No. 333-105322) (as amended, the “Registration Statement”). The issuance and sale of the Offered Certificates is a “take-down” of securities registered pursuant to the Registration Statement. On June 9, 2005, CHEC Funding filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”). The Form 8-K contains certain computational materials prepared for use in connection with the offering of the Offered Certificates. On or about June 16, 2005, CHEC Funding will file a final prospectus supplement to the prospectus contained in the Registration Statement (the “Prospectus Supplement”) with the SEC relating to the Offered Certificates. For additional information regarding the Offered Certificates and the transaction in which they will be issued, please refer to the Form 8-K and, when available, the Prospectus Supplement.

THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE OFFERED CERTIFICATES.